Exhibit 99.1

Contact:	Hal S. Jones		For Immediate Release
	(703) 345-6370		February 26, 2016

GRAHAM HOLDINGS COMPANY REPORTS
2015 AND FOURTH QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported a net loss attributable to common shares of $101.3 million ($17.87 per share) for the year ended December 31, 2015, compared to net income attributable to common shares of $1,293.0 million ($195.03 per share) for the year ended December 31, 2014. Net (loss) income includes $42.2 million ($7.36 per share) and $527.9 million ($79.63 per share) in income from discontinued operations for 2015 and 2014, respectively. Loss from continuing operations attributable to common shares was $143.5 million ($25.23 per share) for 2015, compared to income of $765.1 million ($115.40 per share) for 2014.
For the fourth quarter of 2015, the Company reported net income attributable to common shares of $51.2 million ($8.72 per share), compared to $334.4 million ($57.41 per share) for the same period of 2014. Net income includes $28.6 million ($4.93 per share) in income from discontinued operations for the fourth quarter of 2014. The Company reported income from continuing operations attributable to common shares of $51.2 million ($8.72 per share) for the fourth quarter of 2015, compared to $305.8 million ($52.48 per share) for the same period of 2014. (Refer to "Discontinued Operations" discussion below.)
In connection with the tax-free Berkshire exchange transaction that closed on June 30, 2014, the Company acquired 1,620,190 shares of its Class B common stock, resulting in 13% fewer diluted shares outstanding in 2015 compared to 2014.
In addition to discontinued operations, the results for 2015 and 2014 were affected by numerous items reflecting significant changes in our businesses. These items are described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $138.1 million ($23.56 per share) for 2015, compared to $147.1 million ($22.19 per share) for 2014. Excluding these items, income from continuing operations attributable to common shares was $50.5 million ($8.60 per share) for the fourth quarter of 2015, compared to $74.5 million ($12.78 per share) for the fourth quarter of 2014. (Refer to the Non-GAAP Financial Information schedule attached to this release for additional details.)
Items included in the Company’s income from continuing operations for 2015 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•
$259.7 million goodwill and long-lived assets impairment charges at the education division and other businesses (after-tax impact of $225.2 million, or $38.96 per share); $4.2 million of these charges were recorded in the fourth quarter (after-tax impact of $3.7 million, or $0.63 per share);

•
$45.8 million in restructuring charges at the education division, corporate office and other businesses (after-tax impact of $28.9 million, or $4.97 per share); $9.0 million of these charges were recorded in the fourth quarter (after-tax impact of $5.5 million, or $0.96 per share);

•
$24.9 million in expense related to the modification of stock option awards in conjunction with the Cable ONE spin-off and the modification of restricted stock awards (after-tax impact of $15.3 million, or $2.64 per share); $6.0 million of these charges were recorded in the fourth quarter (after-tax impact of $3.7 million, or $0.63 per share);

•	$12.5 million in net non-operating losses arising from the sales of five businesses and an investment, and on the formation of a joint venture (after-tax impact of $15.7 million, or $2.82 per share);

•	$21.4 million fourth quarter gain on the sale of land (after-tax impact of $13.2 million, or $2.27 per share); and

•
$15.6 million in non-operating unrealized foreign currency losses (after-tax impact of $9.7 million, or $1.67 per share); $0.6 million in gains were recorded in the fourth quarter (after-tax impact of $0.4 million, or $0.07 per share).

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Items included in the Company’s income from continuing operations for 2014 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•
$31.6 million in restructuring charges and early retirement program expense and related charges at the education division and the corporate office (after-tax impact of $20.2 million, or $3.05 per share); $3.0 million of these charges were recorded in the fourth quarter (after-tax impact of $1.9 million, or $0.33 per share);

•	$17.3 million in fourth quarter noncash intangible and other long-lived assets impairment charges at Kaplan and other businesses (after-tax impact of $11.2 million, or $1.69 per share);

•	$396.6 million fourth quarter gain from the sale of Classified Ventures (after-tax impact of $249.8 million, or $37.68 per share);

•	$90.9 million gain from the Classified Ventures’ sale of apartments.com (after-tax impact of $58.2 million, or $8.78 per share);

•	$266.7 million gain from the tax-free Berkshire exchange transaction (after-tax impact of $266.7 million, or $40.23 per share);

•	$127.7 million gain on the sale of the corporate headquarters building (after-tax impact of $81.8 million, or $12.34 per share); and

•
$11.1 million in non-operating unrealized foreign currency losses (after-tax impact of $7.1 million, or $1.08 per share); $8.5 million in losses were recorded in the fourth quarter (after-tax impact of $5.5 million, or $0.94 per share).

Revenue for 2015 was $2,586.1 million, down 6% from $2,737.0 million in 2014. Revenues declined at the education division and were down slightly at the television broadcasting division, offset by an increase in other businesses. The Company reported an operating loss for 2015 of $80.8 million, compared with operating income of $232.7 million in 2014. Operating results were down at the education and television broadcasting divisions, offset by improvement in other businesses.
For the fourth quarter of 2015, revenue was $616.4 million, down 15% from $727.6 million in 2014. Revenues declined at the education and television broadcasting divisions, offset by an increase in other businesses. The Company reported operating income of $67.8 million in the fourth quarter of 2015, compared to $99.0 million in 2014. Operating results declined at all reporting segments.
Division Results
Education
Education division revenue in 2015 totaled $1,927.5 million, down 11% from revenue of $2,160.4 million in 2014. For the fourth quarter of 2015, education division revenue totaled $421.5 million, down 24% from revenue of $551.4 million for the same period of 2014.
Kaplan reported an operating loss of $223.5 million for 2015, compared to operating income of $65.5 million in 2014; Kaplan reported operating income for the fourth quarter of 2015 of $26.3 million, compared to $33.4 million in the fourth quarter of 2014. Kaplan’s 2015 operating results include goodwill and intangible assets impairment charges of $256.8 million in comparison to a $17.2 million charge in 2014. In 2015, operating results at Kaplan Higher Education and Kaplan International were down, partially offset by improved results at Kaplan Test Preparation.
In recent years, Kaplan has formulated and implemented restructuring plans at its various businesses that have resulted in significant costs in 2015 and 2014, with the objective of establishing lower cost levels in future periods. Across all businesses, restructuring costs totaled $44.4 million in 2015 and $16.8 million in 2014. Restructuring costs totaled $7.6 million in the fourth quarter of 2015 and $3.0 million in the fourth quarter of 2014. (Refer to the Education Division Information, Summary of Restructuring Charges schedule attached to this release for additional details.)

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(in thousands)	2015	2014	% Change	2015	2014	% Change
Revenue
Higher education	$167,811	$254,461	(34)	$849,625	$1,010,058	(16)
Test preparation	68,294	70,652	(3)	301,607	304,662	(1)
Kaplan international	184,787	225,408	(18)	770,273	840,915	(8)
Kaplan corporate and other	779	1,203	(35)	6,502	6,094	7
Intersegment elimination	(123)	(343)	—	(486)	(1,312)	—
	$421,548	$551,381	(24)	$1,927,521	$2,160,417	(11)
Operating Income (Loss)
Higher education	$27,062	$43,582	(38)	$55,572	$83,069	(33)
Test preparation	433	(1,178)	—	16,798	(4,730)	—
Kaplan international	20,076	28,544	(30)	53,661	69,153	(22)
Kaplan corporate and other	(18,677)	(18,134)	(3)	(87,230)	(57,093)	(53)
Amortization of intangible assets	(1,210)	(2,089)	42	(5,523)	(7,738)	29
Impairment of goodwill and other long-lived assets	(1,363)	(17,203)	92	(256,830)	(17,203)	—
Intersegment elimination	1	(109)	—	96	5	—
	$26,322	$33,413	(21)	$(223,456)	$65,463	—
Kaplan Higher Education (KHE) includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional training and other continuing education businesses.
Since 2012, KHE has continued to close campuses, consolidate facilities and reduce its workforce. On September 3, 2015, Kaplan completed the sale of substantially all of the remaining assets of its KHE Campuses business. In connection with these and other plans, KHE incurred $12.9 million and $6.5 million in restructuring costs in 2015 and 2014, respectively.
As a result of continued declines in student enrollments at KHE and the challenging industry operating environment, Kaplan completed an interim impairment review of KHE's remaining long-lived assets in the third quarter of 2015 that resulted in a $248.6 million goodwill impairment charge. This goodwill impairment charge followed long-lived asset impairment charges of $6.9 million and $13.6 million that were recorded in the second quarter of 2015 and fourth quarter of 2014, respectively, in connection with the KHE Campuses business.
KHE results include revenue and operating losses (including restructuring charges) related to all KHE Campuses, those sold or closed, including Mount Washington College and Bauder College, as follows:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands)	2015	2014	2015	2014
Revenue	$1,934	$71,911	$178,734	$299,109
Operating loss	$(5,022)	$(2,914)	$(38,830)	$(28,549)
In 2015 and the fourth quarter of 2015, KHE revenue declined 16% and 34%, respectively, due to the campus sales and closings, and declines in average enrollments at Kaplan University, reflecting weaker market demand. KHE operating income declines in 2015 and the fourth quarter of 2015 are due to increased losses at the KHE Campuses business, the revenue declines, and increased restructuring costs. In 2015, the decline was partially offset by improved results at the domestic professional training and other continuing education businesses.
New higher education student enrollments at Kaplan University declined 14% in 2015 due to lower demand across Kaplan University programs.
Total higher education students at Kaplan University at December 31, 2015, were down 6% compared to December 31, 2014. A summary of higher education student enrollments is as follows:

	As of
	December 31,	December 31,
	2015	2014
Kaplan University	39,848	42,469

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Kaplan University higher education student enrollments by certificate and degree programs are as follows:

	As of December 31
	2015	2014
Certificate	4.4%	2.3%
Associate’s	25.0%	29.6%
Bachelor’s	48.4%	44.3%
Master’s	22.2%	23.8%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 1% in 2015 and 3% for the fourth quarter of 2015. Excluding revenues from acquired businesses, KTP revenue declined 3% in 2015. Enrollments, excluding the new economy skills training offerings, were down 12% in 2015 due primarily to declines in graduate and pre-college programs; however, unit prices were generally higher. In comparison to 2014, KTP operating results improved in 2015 due to a reduction in operating expenses and the inclusion of a $7.7 million software asset write-off in the second quarter of 2014 that did not recur in 2015.
Kaplan International includes English-language programs and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue declined 8% in 2015 and 18% in the fourth quarter of 2015 due to the adverse impact of foreign exchange rates. On a constant currency basis, Kaplan International revenue remained flat in 2015 but decreased 12% in the fourth quarter of 2015, due to enrollment declines in English-language programs, partially offset by growth in Singapore higher education programs.
Kaplan International operating income decreased 22% and 30% in 2015 and the fourth quarter of 2015, respectively, due to the declines in English-language programs’ results. Restructuring costs at Kaplan International totaled $1.3 million and $0.2 million in 2015 and 2014, respectively.
Kaplan corporate represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. In 2015 and the fourth quarter of 2015, Kaplan corporate recorded $29.4 million and $2.9 million, respectively, in restructuring costs, respectively, compared to $1.4 million in 2014.
In addition to the impairment charges of $255.5 million related to KHE recorded in the second and third quarters of 2015, Kaplan recorded an additional $1.4 million in noncash intangible and other long-lived assets impairment charges in the fourth quarter of 2015, related to businesses at KTP and Kaplan International. In 2014, Kaplan recorded $17.2 million in noncash intangible and other long-lived assets impairment charges in connection with businesses at KHE, KTP and Kaplan International.
In addition to the sale of the KHE Campuses business in 2015, Kaplan also sold a small business that was part of KHE, and two businesses that were part of Kaplan International. The net loss on the sale of these businesses totaled $24.9 million that is included in other non-operating expense.
Television Broadcasting
Revenue for the television broadcasting division decreased 1% to $359.2 million in 2015, from $363.8 million in 2014; operating income for 2015 was down 12% to $164.9 million, from $187.8 million in 2014. The decrease in revenue is due to a $27.7 million decrease in political advertising revenue and $9.5 million in incremental winter Olympics-related advertising revenue at the Company’s NBC affiliates in 2014, offset by $16.1 million in increased retransmission revenues, revenues from the Super Bowl at the Company's NBC affiliates in February 2015 and an increase in advertising revenue in several key sectors. The decline in operating income is due to the revenue decline and an increase in spending on digital initiatives and increased network fees.
For the fourth quarter of 2015, revenue decreased 7% to $95.2 million, from $102.4 million in 2014; operating income for the fourth quarter of 2015 was down 19% to $43.8 million, from $54.4 million in the same period of 2014. The decrease in revenue is due to a $14.6 million decrease in political advertising revenue, offset by $4.7 million in increased retransmission revenues. The decrease in operating income is due to the revenue decline and an increase in spending on digital initiatives and increased network fees.
Other Businesses
Other businesses includes the following:
- Celtic Healthcare (Celtic) and Residential Healthcare Group, Inc. (Residential, acquired in July 2014), providers of home health and hospice services;
- Group Dekko, a Garrett, IN, based manufacturer of electrical workspace solutions, architectural lighting, and electrical components and assemblies (acquired in November 2015); Joyce/Dayton Corp., a Dayton, OH, based

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manufacturer of screw jacks and other linear motion systems (acquired in May 2014); and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and
- SocialCode, a marketing solutions provider helping companies with marketing on social-media platforms; and The Slate Group and Foreign Policy Group, which publish online and print magazines and websites.
In November 2015, the Company announced that Trove, a digital innovation team, would largely be integrated into SocialCode and that Trove’s existing offerings would be discontinued. In connection with this action, the Company recorded a $2.8 million goodwill impairment charge at Trove in the fourth quarter of 2015, along with $0.5 million in severance costs.
The increase in revenues for 2015 and the fourth quarter of 2015 is due primarily to the inclusion of revenues from the businesses acquired in 2015 and 2014. The improvement in operating results in 2015 reflects the contribution of the acquired businesses, as well as improved results at Celtic and SocialCode. The decline in operating results in the fourth quarter of 2015 is due largely to declines at Slate and SocialCode, partly due to investment spending initiatives at these businesses.
In the second quarter of 2015, the Company sold The Root, an online magazine; the related gain on disposition is included in other non-operating expense, net.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. In the fourth quarter of 2015, the Company recorded $6.0 million in incremental stock compensation expense due to the modification of restricted stock awards, and implemented a Special Incentive Program that resulted in expense of $0.9 million, which is being funded from the assets of the Company's pension plan. In the third quarter of 2015, the Company recorded $18.8 million in incremental stock option expense, due to stock option modifications that resulted from the Cable ONE spin-off. In the first quarter of 2014, the corporate office implemented a Separation Incentive Program that resulted in expense of $4.5 million, which was funded from the assets of the Company’s pension plan. In the third quarter of 2014, the Company recorded $10.3 million in early retirement program expense and other related charges, a portion of which was funded from the assets of the Company's pension plan.
Excluding early retirement program and other pension incentive program expense, the total pension credit for the Company’s traditional defined benefit plan was $83.2 million and $91.2 million for 2015 and 2014, respectively.
Excluding the $24.9 million in incremental stock compensation expense in 2015, the pension credit, early retirement program and other pension incentive program expense and other related charges in 2015 and 2014, corporate office expense declined in 2015. The decline is from lower compensation costs, and 2014 costs related to certain acquisitions, the Berkshire exchange transaction and the corporate office headquarters move to Arlington, VA, partially offset by 2015 costs related to the Group Dekko acquisition.
Equity in (Losses) Earnings of Affiliates
At December 31, 2015, the Company held a 40% interest in a Celtic joint venture and Residential Home Health Illinois, a 42.5% interest in Residential Hospice Illinois, and interests in several other affiliates. In the second quarter of 2015, the Company acquired an approximate 20% interest in HomeHero, a company that created and manages an online senior home care marketplace. At September 30, 2014, the Company held a 16.5% interest in Classified Ventures, LLC (CV) and interests in several other affiliates. On October 1, 2014, the Company and the remaining partners in CV completed the sale of their entire stakes in CV.
The Company’s equity in losses of affiliates, net, for 2015 was $0.7 million, compared to income of $100.4 million in 2014. The 2014 results include a pre-tax gain of $90.9 million from Classified Ventures’ sale of apartments.com in the second quarter of 2014.
Other Non-Operating (Expense) Income
The Company recorded other non-operating expense, net, of $8.6 million in 2015, compared to income of $778.0 million in 2014. For the fourth quarter of 2015, the Company recorded other non-operating income, net, of $21.3 million, compared to $387.3 million for the fourth quarter of 2014.
The 2015 non-operating expense, net, included $23.3 million in losses from the sales of businesses, $15.6 million in unrealized foreign currency losses ($0.6 million in unrealized foreign currency gains in the fourth quarter) and other items, offset by a fourth quarter $21.4 million gain on the sale of land from Robinson Terminal, $6.0 million gain on the formation of a Celtic joint venture and a $4.8 million increase to the CV gain. The 2014 non-operating income,

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net, included a fourth quarter pre-tax gain of $396.6 million on the sale of Classified Ventures, the pre-tax gain of $266.7 million in connection with the Company’s exchange of Berkshire shares, a pre-tax gain of $127.7 million on the sale of the headquarters building, $11.1 million in unrealized foreign currency losses ($8.5 million in unrealized foreign currency losses in the fourth quarter) and other items.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $30.7 million in 2015, compared to $33.4 million in 2014; net interest expense totaled $7.4 million and $8.6 million for the fourth quarters of 2015 and 2014, respectively. At December 31, 2015, the Company had $399.9 million in borrowings outstanding at an average interest rate of 7.2%, and cash, marketable securities and other investments of $1,154.4 million. At December 31, 2014, the Company had $445.9 million in borrowings outstanding at an average interest rate of 7.1%, and cash, marketable securities and other investments of $1,024.4 million.
Provision for Income Taxes
The Company recorded a tax provision on the pre-tax loss from continuing operations in 2015, as a large portion of the goodwill impairment charges and the goodwill included in the loss on the KHE Campuses sale are permanent differences not deductible for income tax purposes. Excluding the effect of these permanent differences, the effective tax rate for continuing operations in 2015 was 38.1%, compared to an effective tax rate of 29.0% in 2014. The lower effective tax rate in 2014 largely relates to the Berkshire exchange transaction. The pre-tax gain of $266.7 million related to the disposition of the Berkshire shares was not subject to income tax as the exchange qualified as a tax-free transaction.
Discontinued Operations
On July 1, 2015, the Company completed the spin-off of Cable ONE as an independent, publicly traded company.
In the third quarter of 2014, Kaplan completed the sale of three of its schools in China that were previously part of Kaplan International. An additional school was sold by Kaplan in January 2015.
In the second quarter of 2014, the Company closed on the Berkshire exchange transaction, which included the disposition of WPLG, the Company’s Miami-based television station.
As a result of these transactions, income from continuing operations excludes the operating results and related net gain on dispositions of these businesses, which have been reclassified to discontinued operations, net of tax, for all periods presented.
(Loss) Earnings Per Share
The calculation of diluted (loss) earnings per share for 2015 and the fourth quarter of 2015 was based on 5,727,074 and 5,833,850 weighted average shares, respectively, compared to 6,559,442 and 5,769,889 weighted average shares, respectively, for 2014 and the fourth quarter of 2014. At December 31, 2015, there were 5,803,854 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of Class B common stock; the Company has remaining authorization for 453,774 shares as of December 31, 2015.
Forward-Looking Statements
This report contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2015	2014	Change
Operating revenues	$616,367	$727,625	(15)
Operating expenses	523,563	587,466	(11)
Depreciation of property, plant and equipment	15,640	18,618	(16)
Amortization of intangible assets	5,120	5,215	(2)
Impairment of goodwill and other long-lived assets	4,233	17,302	(76)
Operating income	67,811	99,024	(32)
Equity in (losses) earnings of affiliates, net	(35)	202	—
Interest income	546	367	49
Interest expense	(7,975)	(8,922)	(11)
Other income, net	21,262	387,346	(95)
Income from continuing operations before income taxes	81,609	478,017	(83)
Provision for income taxes	30,500	172,000	(82)
Income from continuing operations	51,109	306,017	(83)
Income from discontinued operations, net of tax	—	28,649	—
Net income	51,109	334,666	(85)
Net loss (income) attributable to noncontrolling interests	60	(256)	—
Net income attributable to Graham Holdings Company	51,169	334,410	(85)
Redeemable preferred stock dividends	—	—	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$51,169	$334,410	(85)
Amounts Attributable to Graham Holdings Company Common Stockholders
Income from continuing operations	$51,169	$305,761	(83)
Income from discontinued operations, net of tax	—	28,649	—
Net income	$51,169	$334,410	(85)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income per common share from continuing operations	$8.78	$52.76	(83)
Basic income per common share from discontinued operations	—	4.95	—
Basic net income per common share	$8.78	$57.71	(85)
Basic average number of common shares outstanding	5,746	5,678
Diluted income per common share from continuing operations	$8.72	$52.48	(83)
Diluted income per common share from discontinued operations	—	4.93	—
Diluted net income per common share	$8.72	$57.41	(85)
Diluted average number of common shares outstanding	5,834	5,770

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2015	2014	Change
Operating revenues	$2,586,114	$2,737,032	(6)
Operating expenses	2,310,316	2,393,910	(3)
Depreciation of property, plant and equipment	77,906	74,913	4
Amortization of intangible assets	19,017	18,187	5
Impairment of intangible and other long-lived assets	259,700	17,302	—
Operating (loss) income	(80,825)	232,720	—
Equity in (losses) earnings of affiliates, net	(697)	100,370	—
Interest income	1,909	2,136	(11)
Interest expense	(32,654)	(35,533)	(8)
Other (expense) income, net	(8,623)	778,010	—
(Loss) income from continuing operations before income taxes	(120,890)	1,077,703	—
Provision for income taxes	20,500	312,300	(93)
(Loss) income from continuing operations	(141,390)	765,403	—
Income from discontinued operations, net of tax	42,170	527,857	(92)
Net (loss) income	(99,220)	1,293,260	—
Net (income) loss attributable to noncontrolling interests	(1,435)	583	—
Net (loss) income attributable to Graham Holdings Company	(100,655)	1,293,843	—
Redeemable preferred stock dividends	(631)	(847)	(26)
Net (Loss) Income Attributable to Graham Holdings Company Common Stockholders	$(101,286)	$1,292,996	—
Amounts Attributable to Graham Holdings Company Common Stockholders
(Loss) income from continuing operations	$(143,456)	$765,139	—
Income from discontinued operations, net of tax	42,170	527,857	(92)
Net (loss) income	$(101,286)	$1,292,996	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic (loss) income per common share from continuing operations	$(25.23)	$115.88	—
Basic income per common share from discontinued operations	7.36	79.93	(91)
Basic net (loss) income per common share	$(17.87)	$195.81	—
Basic average number of common shares outstanding	5,727	6,470
Diluted (loss) income per common share from continuing operations	$(25.23)	$115.40	—
Diluted income per common share from discontinued operations	7.36	79.63	(91)
Diluted net (loss) income per common share	$(17.87)	$195.03	—
Diluted average number of common shares outstanding	5,727	6,559

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2015	2014	Change	2015	2014	Change
Operating Revenues
Education	$421,548	$551,381	(24)	$1,927,521	$2,160,417	(11)
Television broadcasting	95,182	102,446	(7)	359,192	363,836	(1)
Other businesses	99,694	73,798	35	299,517	212,907	41
Corporate office	—	—	—	—	—	—
Intersegment elimination	(57)	—	—	(116)	(128)	—
	$616,367	$727,625	(15)	$2,586,114	$2,737,032	(6)
Operating Expenses
Education	$395,226	$517,968	(24)	$2,150,977	$2,094,954	3
Television broadcasting	51,357	48,066	7	194,265	176,003	10
Other businesses	102,979	67,850	52	313,184	233,993	34
Corporate office	(949)	(5,283)	(82)	8,629	(510)	—
Intersegment elimination	(57)	—	—	(116)	(128)	—
	$548,556	$628,601	(13)	$2,666,939	$2,504,312	6
Operating Income (Loss)
Education	$26,322	$33,413	(21)	$(223,456)	$65,463	—
Television broadcasting	43,825	54,380	(19)	164,927	187,833	(12)
Other businesses	(3,285)	5,948	—	(13,667)	(21,086)	35
Corporate office	949	5,283	(82)	(8,629)	510	—
	$67,811	$99,024	(32)	$(80,825)	$232,720	—
Depreciation
Education	$10,032	$14,713	(32)	$61,177	$61,737	(1)
Television broadcasting	3,080	2,228	38	9,551	8,409	14
Other businesses	2,277	1,430	59	6,168	3,931	57
Corporate office	251	247	2	1,010	836	21
	$15,640	$18,618	(16)	$77,906	$74,913	4
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$2,573	$19,292	(87)	$262,353	$24,941	—
Television broadcasting	63	32	97	252	32	—
Other businesses	6,717	3,193	—	16,112	10,516	53
Corporate office	—	—	—	—	—	—
	$9,353	$22,517	(58)	$278,717	$35,489	—
Pension Expense (Credit)
Education	$3,385	$3,855	(12)	$18,804	$15,418	22
Television broadcasting	413	338	22	1,620	1,355	20
Other businesses	257	191	35	964	748	29
Corporate office	(23,535)	(23,070)	2	(81,945)	(82,301)	—
	$(19,480)	$(18,686)	4	$(60,557)	$(64,780)	(7)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2015	2014	Change	2015	2014	Change
Operating Revenues
Higher education	$167,811	$254,461	(34)	$849,625	$1,010,058	(16)
Test preparation	68,294	70,652	(3)	301,607	304,662	(1)
Kaplan international	184,787	225,408	(18)	770,273	840,915	(8)
Kaplan corporate and other	779	1,203	(35)	6,502	6,094	7
Intersegment elimination	(123)	(343)	—	(486)	(1,312)	—
	$421,548	$551,381	(24)	$1,927,521	$2,160,417	(11)
Operating Expenses
Higher education	$140,749	$210,879	(33)	$794,053	$926,989	(14)
Test preparation	67,861	71,830	(6)	284,809	309,392	(8)
Kaplan international	164,711	196,864	(16)	716,612	771,762	(7)
Kaplan corporate and other	19,456	19,337	1	93,732	63,187	48
Amortization of intangible assets	1,210	2,089	(42)	5,523	7,738	(29)
Impairment of goodwill and other long-lived assets	1,363	17,203	(92)	256,830	17,203	—
Intersegment elimination	(124)	(234)	—	(582)	(1,317)	—
	$395,226	$517,968	(24)	$2,150,977	$2,094,954	3
Operating Income (Loss)
Higher education	$27,062	$43,582	(38)	$55,572	$83,069	(33)
Test preparation	433	(1,178)	—	16,798	(4,730)	—
Kaplan international	20,076	28,544	(30)	53,661	69,153	(22)
Kaplan corporate and other	(18,677)	(18,134)	(3)	(87,230)	(57,093)	(53)
Amortization of intangible assets	(1,210)	(2,089)	42	(5,523)	(7,738)	29
Impairment of goodwill and other long-lived assets	(1,363)	(17,203)	92	(256,830)	(17,203)	—
Intersegment elimination	1	(109)	—	96	5	—
	$26,322	$33,413	(21)	$(223,456)	$65,463	—
Depreciation
Higher education	$4,249	$7,047	(40)	$17,937	$29,187	(39)
Test preparation	1,840	2,826	(35)	9,045	12,547	(28)
Kaplan international	3,807	4,751	(20)	17,811	19,297	(8)
Kaplan corporate and other	136	89	53	16,384	706	—
	$10,032	$14,713	(32)	$61,177	$61,737	(1)
Pension Expense
Higher education	$1,821	$2,629	(31)	$10,849	$10,514	3
Test preparation	776	722	7	3,101	2,888	7
Kaplan international	98	89	10	424	356	19
Kaplan corporate and other	690	415	66	4,430	1,660	—
	$3,385	$3,855	(12)	$18,804	$15,418	22

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
SUMMARY OF RESTRUCTURING CHARGES
(Unaudited)

(in thousands)	Severance and SIP Expense *	Accelerated Depreciation	Lease Obligation Losses	Software Asset Write-offs	Other	Total
Three Months Ended December 31
2015
Higher education	$2,241	$268	$1,049	$—	$145	$3,703
Test preparation	523	—	—	—	—	523
Kaplan international	389	—	—	—	—	389
Kaplan corporate and other	2,944	—	—	—	—	2,944
	$6,097	$268	$1,049	$—	$145	$7,559
2014
Higher education	$511	$855	$639	$—	$—	$2,005
Test preparation	850	—	—	—	—	850
Kaplan international	78	—	—	—	—	78
Kaplan corporate and other	35	—	—	—	—	35
	$1,474	$855	$639	$—	$—	$2,968
Twelve Months Ended December 31
2015
Higher education	$7,531	$1,773	$3,371	$—	$209	$12,884
Test preparation	727	3	—	—	—	730
Kaplan international	1,325	—	—	—	—	1,325
Kaplan corporate and other	8,385	16,180	4,869	—	—	29,434
	$17,968	$17,956	$8,240	$—	$209	$44,373
2014
Higher education	$3,478	$2,062	$725	$—	$230	$6,495
Test preparation	1,040	—	—	7,689	—	8,729
Kaplan international	227	—	—	—	—	227
Kaplan corporate and other	330	—	1,025	—	—	1,355
	$5,075	$2,062	$1,750	$7,689	$230	$16,806

* Includes $1.7 million and $2.1 million in third quarter 2015 expenses related to a Special Incentive Program (SIP) at Higher Education and Corporate, respectively. The SIP expense was funded from the assets of the Company's pension plan.

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations excluding certain items described below reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

•	the ability to identify trends in the Company’s underlying business; and

•	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations excluding certain items should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share amounts)	2015	2014	2015	2014
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations, as reported	$51,169	$305,761	$(143,456)	$765,139
Adjustments:
Impairment of goodwill and long-lived assets	3,688	11,213	225,190	11,213
Restructuring and early retirement program charges	5,544	1,902	28,887	20,225
Modification of stock options and restricted stock	3,723	—	15,349	—
Gain on sale of Classified Ventures	—	(249,828)	—	(249,828)
Classified Ventures' sale of apartments.com	—	—	—	(58,242)
Gain from exchange of Berkshire shares	—	—	—	(266,733)
Net losses from the sales of businesses, an investment and the formation of a joint venture	—	—	15,666	—
Sale of property, plant and equipment	(13,191)	—	(13,191)	(81,836)
Foreign currency (gain) loss	(387)	5,455	9,677	7,134
Income from continuing operations, adjusted (non-GAAP)	$50,546	$74,503	$138,122	$147,072
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Diluted income (loss) per common share from continuing operations, as reported	$8.72	$52.48	$(25.23)	$115.40
Adjustments:
Impairment of goodwill and long-lived assets	0.63	1.92	38.96	1.69
Restructuring and early retirement program charges	0.96	0.33	4.97	3.05
Modification of stock options and restricted stock	0.63	—	2.64	—
Gain on sale of Classified Ventures	—	(42.89)	—	(37.68)
Classified Ventures' sale of apartments.com	—	—	—	(8.78)
Gain from exchange of Berkshire shares	—	—	—	(40.23)
Net losses from the sales of businesses, an investment and the formation of a joint venture	—	—	2.82	—
Sale of property, plant and equipment	(2.27)	—	(2.27)	(12.34)
Foreign currency (gain) loss	(0.07)	0.94	1.67	1.08
Diluted income per common share from continuing operations, adjusted (non-GAAP)	$8.60	$12.78	$23.56	$22.19

The adjusted diluted per share amounts may not compute due to rounding.

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